Sagebrush Gold Renegotiates Relief Canyon NSR with Royal Gold

NEW YORK, September 26, 2011 (GLOBE NEWSWIRE) -- Sagebrush Gold, Ltd. (OTCBB: SAGE.OB - News) announced today the Company has renegotiated the existing Net Smelter Royalty (“NSR”) on the Company’s recently acquired Relief Canyon Gold Project in Pershing County, Nevada (see News Release dated Aug 31, 2011 for details of the Relief Canyon Gold Project).  The NSR, held by Royal Gold, is now 2% rather than the original 4%.

Company President David Rector commented, “We are pleased to have negotiated the NSR down and believe that this will be of huge benefit to the shareholders upon commencement of gold production at the Relief Canyon Gold Project by Sagebrush Gold.  With the recent additions to staff and management, Sagebrush Gold believes that we will be able to fast-track towards this goal.”

About Sagebrush Gold, Ltd.

Sagebrush Gold, Ltd. is a junior gold exploration company focused on searching for world class resources and seeking out potentially significant gold exploration and development targets in Nevada's leading gold districts.

Legal Notice and Safe Harbor Statement

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of1934. All statements, other than statements of historical fact, including, without limitation, those with respect to the objectives, plans and strategies of the Company set forth herein and those preceded by or that include the words "believes," "expects," "given," "targets," "intends," "anticipates," "plans," "projects," "forecasts" or similar expressions, are "forward-looking statements." Although the Company's management believes that such forward-looking statements are reasonable, it cannot guarantee that such expectations are, or will be, correct. These forward-looking statements involve a number of risks and uncertainties, which could cause the Company's future results to differ materially from those anticipated. The Company assumes no obligation to update any of the information contained or referenced in this press release.

Contact:

Sagebrush Gold, Ltd.
1640 Terrace Way
Walnut Creek, CA 94597

David Rector, President
877-705-9357

Barry Honig, Chairman
305-571-1000

email: info@sagebrushgold.com
www.SagebrushGold.com